Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

4 March 2021

raymond.ng@harneys.com

+852 5806 7883

048427-0029-RLN

Huarui International New Material Limited

华瑞国际新材料有限公司

No.110 Huancun West Road

Huaxi Industrial Park, Huashi Town

Jiangyin, Jiangsu Province

People’s Republic of China 214421

Dear Sirs

Huarui International New Material Limited 华瑞国际新材料有限公司 (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of certain of its ordinary shares of par value US$0.0083 per share (the IPO Shares), the warrants to be issued to the underwriters (the Underwriter’s Warrants), and the ordinary shares underlying the Underwriter’s Warrants (the Underlying Shares, together with the IPO Shares and the Underwriter’s Warrants, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

Resident Partners: M Chu | JP Engwirda

A Johnstone | P Kay | BJ King | MW Kwok | IN Mann

R Ng | ME Parrott | ATC Ridgers | PJ Sephton | Y Xu

Bermuda legal services provided through an association with Zuill & Co.

HK:12308113_1

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | London | Luxembourg | Montevideo São Paulo | Shanghai | Singapore | Vancouver www.harneys.com

2	Authorised Shares. Based on our review of the M&A (as defined in Schedule 1), the Company is authorised to issue a maximum of 100,000,000 ordinary shares of US$0.0083 par value each of a single class.

3	Valid Issuance of Shares. The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation of the holders of any of the Shares to make any further payment to the Company in respect of such Shares.

4	British Virgin Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 26 August 2019;

2	The amended and restated memorandum and articles of association of the Company obtained from the Registry of Corporate Affairs on 24 February 2021 (the M&A);

3	The register of directors of the Company provided to us on 22 February 2021 and the register of members of the Company provided to us on 4 March 2021;

Copies of 1-3 above have been provided to us by the Company (the Corporate Documents, and together with 4-7 below, the Documents).

4	A copy of executed written resolutions of the directors of the Company dated 3 March 2021 and a copy of executed written resolutions of the members of the Company dated 4 March 2021 (the Resolutions);

5	A certificate of good standing dated 28 February 2021 in respect of the Company, issued by the Registrar of Corporate Affairs in the British Virgin Islands (the Certificate of Good Standing);

6	A certificate from a director of the Company dated 4 March 2021, a copy of which is attached hereto (the Director’s Certificate); and

7	The Registration Statement.

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	To maintain the Company in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs.

4	We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.

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